FOR IMMEDIATE RELEASE NEWS June 10, 2024 NYSE: NGS Exhibit 99 Natural Gas Services Group, Inc. Announces Expansion of Credit Facility MIDLAND, June 10, 2024 – Natural Gas Services Group, Inc. (“NGS” or the “Company”), a premier provider of natural gas compression equipment to the energy industry, announced today the closing of an expansion of its existing credit facility (the “Facility”) led by Texas Capital Bank. The Company added $75 million of additional borrowing capacity to increase the committed borrowing capacity to $300 million. The Facility provides the Company with additional capital to fund further growth in NGS’s rental equipment fleet. “We are pleased to announce the successful expansion of our Facility from $225 million to $300 million,” said Justin Jacobs, Chief Executive Officer of NGS. “I want to thank all of our lending partners for their continued support and hard work to allow us to reach this agreement to increase our borrowing capacity. The incremental capital availability will help to continue to execute on our stated growth strategy.” The amendment was effective as of June 6, 2024. For Additional Information Investor Relations (432) 262-2700 ir@ngsgi.com www.ngsgi.com